EXHIBIT 99.1

NEWS RELEASE


                FOR INFORMATION CONTACT:
                Kevin Nyland, Vice President, Investor Relations
                210.949.7020
                kevin.nyland@billingconcepts.com

                David P. Tusa, Senior Vice President and Chief Financial Officer 210.949.4010
                david.tusa@billingconcepts.com
                www.billingconcepts.com



DECEMBER 22, 2000

                   BILLING CONCEPTS CORP. CHANGES FISCAL YEAR

SAN ANTONIO, TX...BILLING CONCEPTS CORP. (Nasdaq: BILL) today announced the change in its fiscal year to January 1 through December 31. The Company's fiscal year was from October 1 through September 30. The change will be effective January 1, 2001.

ABOUT BILLING CONCEPTS

Billing Concepts Corp.'s (Nasdaq: BILL) holdings include its wholly owned operation, FIData, Inc., and its investments in Princeton eCom and COREINTELLECT, Inc. FIData (www.fidata.com) provides Internet-based instant loan approval products and services to the financial services industry. Billing Concepts (www.billingconcepts.com) is the lead investor in both Princeton eCom Corporation (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions, and COREINTELLECT, Inc. (www.coreintellect.com), a B2B content delivery application service provider. Billing Concepts Corp. is headquartered in San Antonio, Texas.

CERTAIN STATEMENTS CONTAINED HEREIN ARE "FORWARD-LOOKING" STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). BECAUSE SUCH STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.